KMC TELECOM HOLDINGS, INC.

                           CERTIFICATE OF THE POWERS,
                   DESIGNATIONS, PREFERENCES AND RIGHTS OF THE
                  SERIES G-1 VOTING CONVERTIBLE PREFERRED STOCK
              AND SERIES G-2 NON-VOTING CONVERTIBLE PREFERRED STOCK
                          EACH PAR VALUE $.01 PER SHARE

                        Pursuant to Sections 141 and 151
             of the General Corporation Law of the State of Delaware

          As contemplated by Section 141 of the General Corporation Law of the State of Delaware (the "DGCL"), the following resolution was duly adopted by the Board of Directors of KMC Telecom Holdings, Inc., a Delaware corporation (the "Corporation"), by unanimous written consent, dated July 5, 2000:

          WHEREAS, the Board of Directors of the Corporation is authorized, within the limitations and restrictions stated in the Amended and Restated Certificate of Incorporation of the Corporation, to provide by resolution or resolutions for the issuance of shares of preferred stock, par value $.01 per share, of the Corporation, in one or more series with such voting powers, full or limited, or without voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions as shall be stated and expressed in the resolution or resolutions providing for the issuance thereof adopted by the Board of Directors, and as are not stated and expressed in the Amended and Restated Certificate of Incorporation, or any amendment thereto, including (but without limiting the generality of the foregoing) such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets and such other subjects or matters as may be fixed by resolution or resolutions of the Board of Directors under the DGCL;

          WHEREAS, the Board of Directors of the Corporation, pursuant to its authority under Section 151 of the DGCL, desires to authorize and fix the terms of its Series G-1 Voting Convertible Preferred Stock and Series G-2 Non-Voting Convertible Preferred Stock, each par value $.01 per Share;

          NOW, THEREFORE, BE IT RESOLVED:

          1. DESIGNATION AND NUMBER OF SHARES.

          (a) There shall be hereby established a series of preferred stock, par value $.01 per share, designated as "Series G-1 Voting Convertible Preferred Stock" (such series being hereinafter referred to as the "Series G-1 Preferred Stock"). The authorized number of shares of Series G-1 Preferred Stock shall be 1,250,000.

          (b) There shall be hereby established a series of preferred stock, par value $.01 per share, designated as "Series G-2 Non-Voting Convertible Preferred Stock" (such series hereinafter referred to as the "Series G-2 Preferred Stock" and, together with the Series G-1 Preferred Stock, the "Series G Preferred Stock"). The authorized number of shares of Series G-2 Preferred Stock shall be 1,250,000.

          (c) Except as otherwise expressly provided in Section 6 hereof, the Series G-1 Preferred Stock and the Series G-2 Preferred Stock shall be identical in all respects. The liquidation preference of the Series G Preferred Stock shall be $337.9697 per share (as equitably adjusted for stock splits, stock combinations and similar transactions, the "Liquidation Preference").

          2. RANK. The Series G Preferred Stock shall, with respect to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Corporation, rank:

          (i) senior to (A) all common stock, par value $.01 per share, of the Corporation (the "Common Stock"), (B) each other class of Capital Stock or series of Preferred Stock of the Corporation the terms of which expressly provide that such class or series will rank junior to, and do not expressly provide that it will rank senior to or on a parity with, the Series G Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Corporation, and (C) the Junior Preferred Stock (all securities described in this clause (i) are collectively referred to as "Junior Securities");

          (ii) on a parity with (A) any class of Capital Stock or series of Preferred Stock of the Corporation the terms of which expressly provide that such class or series will rank on a parity with the Series G Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Corporation and (B) the Parity Preferred Stock (all securities described in this clause (ii) are collectively referred to as "Parity Securities"); and

          (iii) junior to (A) each class of Capital Stock or series of Preferred Stock of the Corporation the terms of which expressly provide that such class or series will rank senior to the Series G Preferred Stock as to dividend distributions and distributions upon liquidation, winding-up, and dissolution of the Corporation and (B) the Senior Preferred Stock (all securities referred to in this clause (iii) are collectively referred to as "Senior Securities").

The Series G Preferred Stock will be subject to the authorization and issuance of additional classes and series of Senior Securities and Parity Securities; PROVIDED that, except for (A) the issuance and sale of shares of Series G Preferred Stock pursuant to the Purchase Agreement, (B) the issuance of shares of Series F Preferred Stock to pay dividends on the Series F Preferred Stock and
(C) the issuance of shares of Series E Preferred Stock to pay dividends on the Series E Preferred Stock or upon conversion of the Series F Preferred Stock, the Corporation shall not authorize, create or issue, or increase the authorized amount of, any class or series of Senior Securities or Parity Securities (or any security convertible into any Senior Security or Parity Security) without the approval of the holders of at least two-thirds of the shares of Series G Preferred Stock then outstanding, voting or consenting, as the case may be, separately as a single class. The Series G Preferred Stock (together with all other Parity Securities) shall rank senior to all Junior Securities with respect


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


to any redemption or repurchase by the Corporation of shares of its Capital Stock. Notwithstanding the foregoing, without the approval of the holders of at least two-thirds of the shares of Series G Preferred Stock then outstanding, voting or consenting, as the case may be, separately as a single class the Corporation shall not make any repurchases of Junior Securities by the Corporation pursuant to the exercise of a right of first offer as provided in
Section 3 of the Shareholders Agreement. Notwithstanding the foregoing, the Corporation may, at any time and from time to time, on or prior to February 4, 2001 redeem all or any portion of the shares of Series F Preferred Stock outstanding pursuant to the provisions of Article VI(B) of the Certificate of Designations of the Series F Preferred Stock.

          3. DIVIDENDS.

          (a) When, as and if declared by the Board of Directors of the Corporation and solely out of funds available therefor, the Corporation shall pay dividends in cash on each outstanding share of Series G Preferred Stock as provided in this paragraph 3. From and after the Issue Date of each outstanding share of Series G Preferred Stock, dividends shall accrue on such share on a quarterly basis at a rate equal to 7.0% per annum of the Liquidation Preference. Commencing on the first Dividend Payment Date following the Issue Date of each share of Series G Preferred Stock, dividends shall be payable quarterly in arrears on the applicable Dividend Payment Date or the next succeeding Business Day, if the applicable Dividend Payment Date is not a Business Day. All dividends shall be cumulative, whether or not earned or declared, such that if any dividend (or portion thereof) payable on any Dividend Payment Date is not declared and paid in cash in full on such Dividend Payment Date, the amount of such dividend payable that is not paid on such date shall increase at the rate of 7.0% per annum (compounded quarterly on each subsequent Dividend Payment
Date) from such Dividend Payment Date until paid in full. In addition, the holders of each outstanding share of Series G Preferred Stock shall be entitled to participate in dividends (if any) paid in respect of Common Stock (whether payable in cash, securities or other property) on an as-if-converted basis. All dividends on the Series G Preferred Stock shall be payable to holders of record as they appear on the stock books of the Corporation on the applicable record dates, which shall be not less than ten (10) nor more than sixty (60) days preceding the related Dividend Payment Date or other dividend record date, as shall be fixed by the Board of Directors of the Corporation.

          (b) All accumulated and unpaid dividends on the Series G Preferred Stock shall be paid by the Corporation upon the occurrence of a Realization Event, without reference to any regular Dividend Payment Date, to holders of record on such date. The Corporation shall send by first class, postage prepaid mail a notice of the Realization Event to all holders of outstanding shares of Series G Preferred Stock. In the case of a Realization Event which is a Qualified Public Offering, the Corporation may, in lieu of paying cash, pay all accumulated and unpaid dividends by issuing to each holder of shares of Series G Preferred Stock, upon the closing of such initial public offering, a number of shares of Common Stock equal to the quotient obtained by dividing (x) the aggregate accumulated and unpaid dividends on the shares of Series G Preferred Stock held by such holder by (y) the price at which shares of Common Stock are sold in such offering (before deduction of underwriting discounts and expenses of sale).


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



          (c) All dividends paid with respect to shares of Series G Preferred Stock pursuant to Section 3(a) shall be paid pro rata and in like manner to all of the holders entitled thereto.

          (d) No dividends or distributions shall be paid with respect to any Junior Securities prior to the payment in full in cash by the Corporation of all accumulated and unpaid dividends on shares of Series G Preferred Stock pursuant to Section 3(a). No dividends or distributions shall be paid with respect to any shares of Parity Securities unless like dividends or distributions are paid on shares as Series G Preferred Stock, except that the Corporation may declare and pay regularly scheduled dividends on the Series F Preferred Stock in additional shares of Series F Preferred Stock without the payment of like dividends or distributions on the Series G Preferred Stock.

          (e) Except as otherwise provided in Section 3(b) above, nothing herein contained shall in any way or under any circumstances be construed or deemed to require the Board of Directors of the Corporation to declare, or the Corporation to pay or set apart for payment, any dividends on shares of the Series G Preferred Stock at any time, nor to permit the Board of Directors of the Corporation to declare, or the Corporation to pay or set apart for payment, any dividends on shares of the Series G Preferred Stock prior to the payment of any dividends accrued on any Senior Securities.

          (f) Whenever the provisions hereof require that the amount of dividends with respect to the Series G Preferred Stock be determined for less than a full quarterly period ending on a Dividend Payment Date (including but not limited to the first Dividend Payment Date following the Issue Date of any share of Series G Preferred Stock), the amount of dividends for such period shall be equal to 7.0% of the Liquidation Preference thereon multiplied by a fraction, the numerator or which is the number of days from (and including) the most recent Dividend Payment Date to (but excluding) the last day of the period in respect of which such determination is being made, and the denominator of which is 365.

          4. LIQUIDATION PREFERENCE.

          (a) In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation, the holders of shares of Series G Preferred Stock and Parity Securities then outstanding shall be entitled to be paid for each share held thereby, out of the assets of the Corporation legally available for distribution to its stockholders, an amount in cash equal to the Liquidation Preference thereof (as specified in the applicable Certificate of Designations) plus an amount in cash equal to all accumulated and unpaid dividends thereon (calculated pursuant to paragraph 3(a), in the case of the Series G Preferred Stock) as accrued to the date fixed for liquidation, dissolution or winding-up (including an amount equal to a prorated dividend for the period from the most recent Dividend Payment Date through and including the date fixed for liquidation, dissolution or winding-up), before any payment shall be made or any assets distributed to the holders of any Junior Securities, but after all liquidation payments have been made to the holders of all Senior Securities. Except as provided in the preceding sentence and the last sentence of this Section 4(a), holders of shares of Series G Preferred Stock and all Parity Securities shall not be entitled to any distribution in the event of any liquidation, dissolution or winding-up of the affairs of the Corporation. If the assets of the Corporation are not sufficient to pay in full the foregoing liquidation payments payable to the holders of outstanding shares of Series G Preferred Stock and all Parity Securities, then the holders of all shares of Series G Preferred Stock and all Parity Securities shall share equally and ratably in such distribution of assets of the Corporation in proportion to the full liquidation preference and accumulated and accrued but unpaid dividends to which each such holder is entitled. If all of the foregoing liquidation payments with respect to any share of Series G Preferred Stock have been made, such share may not be converted into Common Stock pursuant to Section 5. In addition, in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation (other than in connection with a Sale of the Corporation which has been approved pursuant to Section 6(e) hereof or which does not require any such approval), holders of Series G Preferred Stock will participate on an as-if-converted basis, in distributions payable in respect of Common Stock and other Junior Securities.

          (b) For the purposes of this Section 4, the voluntary sale, conveyance, exchange or transfer (for cash, securities or other property) of voting control of the Corporation or of all or substantially all of the property or assets of the Corporation or the consolidation or merger of the Corporation with or into one or more other corporations in which the shareholders of the Corporation immediately prior to such transaction do not own a majority of the outstanding shares of Capital Stock of the surviving corporation shall not be deemed to be a liquidation, dissolution or winding-up, voluntary or involuntary, of the affairs of the Corporation (regardless of whether such sale, conveyance, exchange or transfer is in connection with a liquidation, dissolution or winding-up of the affairs of the Corporation).

          5. CONVERSION.

          (a) CONVERSION PRICE. Each share of Series G Preferred Stock to be converted into shares of Common Stock under this Section 5 shall be converted into a number of shares of Common Stock equal to the Liquidation Preference of such share DIVIDED by the Conversion Price then in effect. The conversion price for each share of Series G Preferred Stock shall initially be $337.9697 and shall be subject to adjustment to the nearest fourth decimal place as provided in this Section 5 (as adjusted from time to time in accordance with the terms hereof, the "Conversion Price").

          (b) AUTOMATIC CONVERSION. Upon the earlier to occur of (i) a Qualified Public Offering or (ii) the election of holders of at least two-thirds of the outstanding shares of Series G Preferred Stock (made by delivery of written notice to the Corporation), each outstanding share of Series G Preferred Stock shall automatically convert, without any further action on the part of the holder thereof, into (x) the number of shares of Common Stock calculated pursuant to Section 5(a) above, and (y) the right to receive an amount in cash equal to the accumulated but unpaid dividends on such share of Series G Preferred Stock to and including the date of the closing of a Qualified Public Offering or the date for conversion specified in the holders' notice referred to above (or, at the option of the Corporation, the right to receive additional shares of Common Stock in lieu of cash dividends pursuant to Section 3(b) in the case of a Qualified Public Offering); provided that, in the case of a conversion pursuant to clause (ii) above, if the date on which such conversion is effected is prior to a Realization Event, the Corporation may, in lieu of making a payment in cash equal to the amount of accumulated and unpaid dividends on shares of Series G Preferred Stock, deliver a number of shares of Common Stock equal to the amount of such accumulated but unpaid dividends divided by the Fair Market Value of one share of Common Stock. Shares of Series G Preferred Stock shall be deemed to have been converted pursuant to this Section 5(b) on the date of a Qualified Public Offering, or in the case of a conversion pursuant to clause (ii) above, on the date specified in the written election notice delivered by holders of at least two-thirds of the outstanding shares of Series G Preferred Stock, which date shall be not more than 60 days nor less than 10 days prior to the date on which such notice is delivered to the Corporation.

          (c) CONVERSION AT THE OPTION OF THE HOLDER. At any time and from time to time prior to a Qualified Public Offering, each holder of Series G Preferred Stock shall have the right to convert such holder's shares of Series G Preferred Stock, in whole or in part, into shares of Common Stock pursuant to Section 5(a) above, plus the right to receive an amount in cash equal to the accumulated but unpaid dividends on the shares of Series G Preferred Stock so converted to and including the Conversion Date (as defined below); provided that, if such Conversion Date is prior to a Realization Event, the Corporation may, in lieu of making a payment in cash equal to the amount of such accumulated but unpaid dividends, deliver a number of shares of Common Stock equal to the amount of such accumulated but unpaid dividends divided by the Fair Market Value of one share of Common Stock. Notwithstanding the foregoing, if the holder of the Series G Preferred Stock is a bank holding company, it shall not have the right to convert the Series G Preferred Stock, in whole or in part, into Common Stock if as a result of such conversion, the holder would own more than five percent of the Common Stock, unless such bank holding company has the authority pursuant to Section 4(k)(H) of the Bank Holding Company Act of 1956, as amended, to hold such shares in excess of five percent. In order to convert shares of Series G Preferred Stock pursuant to this Section 5(c), the holder thereof shall surrender at the office of the Corporation the certificate or certificates therefor, duly endorsed to the Corporation in blank, and give written notice to the Corporation that such holder elects to convert such shares and shall state in writing therein the name or names (with addresses) in which such holder wishes the certificate or certificates of Common Stock to be issued. Shares of Series G Preferred Stock shall be deemed to have been converted on the date of surrender of such certificate or certificates as provided above (the "Conversion Date"), and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock on such date. As soon as practicable on or after the Conversion Date, the Corporation shall issue and deliver a certificate or certificates for the number of shares of Common Stock issuable upon conversion.

          (d) FRACTIONAL SHARES: PARTIAL CONVERSION. No fractional shares shall be issued upon conversion of shares of Series G Preferred Stock into Common Stock. In case the number of shares of Series G Preferred Stock represented by the certificate or certificates surrendered pursuant to this Section 5 exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder, at the expense of the Corporation, a new certificate or certificates for the number of shares of Series G Preferred Stock represented by the certificate or certificates surrendered which are not to be


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


converted. If any fractional share of Common Stock would, except for the provisions of the first sentence of this Section 5(d), be delivered upon such conversion, the Corporation, in lieu of delivering such fractional share, shall pay to the holder surrendering the Series G Preferred Stock for conversion an amount in cash equal to the Fair Market Value of such fractional share.

          (e) ADJUSTMENT OF CONVERSION PRICE UPON ISSUANCE OF COMMON STOCK. Except as provided in Section 5(f) or Section 5(g), if and whenever the Corporation shall hereafter issue or sell, or is, in accordance with subsection 5(e)(1) through 5(e)(6), deemed to have issued or sold in one transaction or in a series of related transactions, any shares of Common Stock for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issuance or sale, then:

          (i) if the Corporation receives aggregate gross proceeds of at least $10,000,000 from the issuance or sale (or deemed issuance or sale) of any class or series of securities of the Corporation (including the issuance of additional shares of Series G Preferred Stock following the Closing Date (as defined in the Purchase Agreement) (a "Significant Offering") then, immediately upon such event, the Conversion Price shall be reduced to an amount equal to the lowest price per share at which any share of Common Stock or securities convertible into or exchangeable for shares of Common Stock has been issued or sold (or deemed to be issued or sold) in such Significant Offering; PROVIDED that this clause (i) shall not apply to any issuance or sale (or deemed issuance or sale) of Common Stock or securities convertible into or exchangeable for shares of Common Stock after the aggregate cash proceeds to the Corporation from sales of additional Series G Preferred Stock pursuant to Section 2.04 of the Purchase Agreement (the "Subsequent Offerings") exceeds $100,000,000; and PROVIDED FURTHER, that if pursuant to this clause (i) the Conversion Price would be adjusted below $165.2297 (as equitably adjusted for stock splits, stock combinations and similar transactions), the Conversion Price shall be reduced to (but not below) $165.2297 (as equitably adjusted for stock splits, stock combinations and similar transactions) and shall remain subject to further adjustment pursuant to clause (ii) below; or

          (ii) if (w) the Corporation has not completed a Significant  Offering,
(x) the Conversion Price has been reduced to $165.2297 (as equitably adjusted for stock splits, stock combinations and similar transactions) pursuant to clause (i) above, (y) the Corporation has issued shares of Series G Preferred Stock in Subsequent Offerings having an aggregate purchase price of at least $100,000,000 or (z) if clause (i) above does not otherwise apply then, immediately upon any issuance or sale (or deemed issuance or sale) of any class or series of securities (including the issuance of shares of Series G Preferred Stock in any Subsequent Offerings after the total aggregate cash proceeds to the Corporation from all such Subsequent Offerings exceeds $100,000,000), the Conversion Price shall be reduced to the price determined by dividing (I) an amount equal to the sum of (a) the number of shares of Common Stock outstanding immediately prior to such issuance or sale (or deemed issuance or sale) as determined on a Fully Diluted basis, multiplied by the Conversion Price then in effect for the Series G Preferred Stock, plus (b) the aggregate consideration, if any, received by the Corporation upon such issuance or sale (or deemed issuance or sale), by (II) the total number of shares of Common Stock


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


outstanding immediately after such issuance or sale (or deemed issuance or sale) determined on a Fully Diluted basis.

          For purposes of this Section 5(e), the following subsections 5(e)(1) to 5(e)(6) shall also be applicable:

          (5)(e)(1) ISSUANCE OF RIGHTS OR OPTIONS.In case at any time hereafter the Corporation shall in any manner grant (whether directly or by assumption in a merger or otherwise) any Options to purchase Common Stock or any Convertible Securities, whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing
(i) the total  amount,  if any,  received or receivable  by the  Corporation  as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to
Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Conversion Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options or the issuance of such Convertible Securities and thereafter shall be deemed to be outstanding. Except as otherwise provided in subsection 5(e)(3), no adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

          5(e)(2). ISSUANCE OF CONVERTIBLE SECURITIES. In case the Corporation shall hereafter in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be


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


outstanding, provided that (a) except as otherwise provided in subparagraph 5(e)(3), no adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities and (b) if any such issue or sale of such Convertible Securities is made upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Conversion Price have been or are to be made pursuant to other provisions of this Section 5(e), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

          5(e)(3). CHANGE IN OPTION PRICE OR CONVERSION RATE. Upon the happening of any of the following events, namely, if the purchase price provided for in any Option referred to in subsection 5(e)(1), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subsection 5(e)(1) or 5(e)(2) or the rate at which Convertible Securities referred to in subsection 5(e)(1) or 5(e)(2) are convertible into or exchangeable for Common Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Conversion Price in effect at the time of such event shall forthwith be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold, but only if as a result of such adjustment the Conversion Price then in effect hereunder is thereby reduced; and on the termination of any such Option or any such right to convert or exchange such Convertible Securities, the Conversion Price then in effect hereunder shall forthwith be increased to the Conversion Price which would have been in effect at the time of such termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such termination, never been issued.

          5(e)(4). CONSIDERATION FOR STOCK. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the Corporation.

          5(e)(5). RECORD DATE. In case the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (ii) to subscribe for or purchase Common Stock, options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

          5(e)(6). TREASURY SHARES. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any such shares shall be considered an issue or sale of Common Stock for the purpose of this Section 5(e).

          (f) EXCEPTIONS TO CONVERSION PRICE ADJUSTMENT. Notwithstanding the foregoing, no adjustment to the Conversion Price shall be made pursuant to this
Section 5 in connection with the grant, issuance or sale of Common Stock, Convertible Securities, warrants, options or other rights to subscribe for or purchase Common Stock or Convertible Securities: (i) pursuant to employee stock purchase or stock option ownership plans adopted by the Corporation for employees, consultants and/or directors of the Corporation and its affiliates;
(ii) pursuant to the terms of any Convertible Securities, (iii) pursuant to warrants, options or other rights to subscribe for or purchase granted, issued or sold pursuant to clause (i) above; and (iv) pursuant to (A) warrants to purchase shares of Common Stock issued to General Electric Capital Corporation on October 31, 1997, (B) warrants to purchase shares of Common Stock issued pursuant to the Warrant Agreement, dated as of January 29, 1998, between the Corporation and The Chase Manhattan Bank, as Warrant Agent, (C) warrants to purchase shares of Common Stock issued pursuant to the Warrant Agreement (other than the warrants to purchase Common Stock which may be issued pursuant to
Section 2.4 of such agreement when and if such warrants are issued) dated February 4, 1999, as amended on April 29, 1999, among the Corporation, The Chase Manhattan Bank, as Warrant Agent, Newcourt Commercial Finance Corporation, Lucent Technologies, Inc. and any Additional Purchasers thereunder, and (D) warrants to purchase shares of Common Stock issued pursuant to the Warrant Agreement, dated as of April 30, 1999 among the Corporation, The Chase Manhattan Bank, as Warrant Agent, and First Union Investors, Inc.; provided that the aggregate number of shares of Common Stock issued or issuable pursuant to clauses (i) and (iii) above shall not exceed 20% of the Common Stock (on a Fully Diluted basis) outstanding from time to time.

                  (g) ADJUSTMENT IN CONNECTION WITH INITIAL PUBLIC OFFERING. Prior to the completion of a public offering of shares of Common Stock resulting in aggregate offering proceeds to the Corporation of at least $80,000,000, the Corporation shall file with the Securities and Exchange Commission and mail to prospective purchasers a "red-herring" S-1 registration statement related to the sale of such shares, which red-herring registration statement shall set forth a range of prices per share in which the Corporation intends to sell shares of Common Stock registered thereunder. If the midpoint of such range (the "Midrange Price") is less than the Conversion Price (as adjusted to give effect to any stock split, stock combination or similar transaction which has occurred prior to, or is contemplated to occur in connection with, the Corporation's initial public offering) then in effect for the Series G Preferred Stock, the Conversion Price shall be reduced (immediately prior to, but subject to the completion of, such public offering) to the greater of (i) the product of (x) the Midrange Price multiplied by (y) the applicable Discount Factor (hereinafter defined), or
(ii) $234.7012 (as adjusted to give effect to any stock split, stock combination or similar transaction which has occurred prior to, or is contemplated to occur in connection with, the Corporation's initial public offering). For purposes hereof, the "Discount Factor" shall equal (i) 80% if the Corporation's initial public offering is completed at any time on or prior to September 30, 2000, (ii) 70% if the Corporation's initial public offering is completed at any time after September 30, 2000 but on or prior to December 31, 2000, (iii) 60% if the Corporation's initial public offering is completed at any time after December 31, 2000 but on or prior to March 31, 2001, and (iv) 50% if the Corporation's initial public offering is completed at any time after March 31, 2001. Notwithstanding the foregoing, the provisions of this Section 5(g) shall not apply if the Corporation has issued and sold shares of Series G Preferred Stock in the Subsequent Offerings resulting in total aggregate cash proceeds to the Corporation of at least $100,000,000.

          (h) SUBDIVISION OR COMBINATION OF COMMON STOCK. In case the Corporation shall at any time subdivide (by any stock split, stock dividend or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

          (i) REORGANIZATION OR RECLASSIFICATION. If any capital reorganization or reclassification of the capital stock of the Corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization or reclassification (but subject to Section 7), lawful and adequate provisions shall be made whereby each holder of a share or shares of Series G Preferred Stock shall thereupon have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore receivable upon the conversion of such share or shares of Series G Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore receivable upon such conversion had such reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Conversion Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.

          (j) CARRYOVER. Notwithstanding any other provisions of this Section 5, the Corporation shall not be required to make any adjustment to the Conversion Price unless such adjustment would require an increase or decrease of at least one percent (1%) in the Conversion Price. Any lesser adjustment shall be carried forward and shall be made no later than the time of, and together with, the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least one percent (1%) in the Conversion Price.

          (k) OTHER EVENTS. If the Corporation shall make any dividend (excluding cash dividends payable out of accumulated earnings and profits) or distribution on the Common Stock or issue any Common Stock, other capital stock or other security of the Corporation or any rights or warrants to purchase or acquire any such security, which transaction does not result in an adjustment to the Conversion Price pursuant to the foregoing provisions of this Section 5, the Board of Directors may consider whether such action is of such a nature that an adjustment to the Conversion Price should equitably be made in respect of such transaction. If the Board of Directors of the Corporation determines that an adjustment to the Conversion Price should be made, an adjustment shall be made effective as of such date, as determined by the Board of Directors of the Corporation. The determination of the Board of Directors of the Corporation as to whether such an adjustment to the Conversion Price should be made, and, if so, as to what adjustment should be made and when, shall be final and binding on the Corporation and all stockholders of the Corporation. The Corporation shall be entitled to make such additional adjustments in the Conversion Price, in addition to those required by the foregoing provisions of this Section 5, as shall be necessary in order that any dividend or distribution in shares of capital stock of the Corporation, subdivision, reclassification or combination of shares of stock of the Corporation or any recapitalization of the Corporation shall not be taxable to the holders of the Common Stock.

          (l) NOTICE OF ADJUSTMENT. Upon any adjustment of the Conversion Price, then and in each such case the Corporation shall give written notice thereof, by delivery in person, certified or registered mail, return receipt requested, or facsimile addressed to each holder of shares of Series G Preferred Stock affected by such adjustment at the address of such holder as shown on the books of the Corporation, which notice shall state the Conversion Price resulting from such adjustment, setting forth in reasonable detail the method upon which such calculation is based.

          6. VOTING RIGHTS.

          (a) The holders of Series G-2 Preferred Stock, except as otherwise required under Delaware law or as set forth below in this Section 6, shall not be entitled or permitted to vote on any matter required or permitted to be voted upon by the stockholders of the Corporation.

          (b) So long as the Series G-1 Preferred Stock is outstanding, each share of Series G-1 Preferred Stock shall entitle the holder thereof to vote, in person or by proxy, at a special or annual meeting of stockholders or by written consent, on all matters voted on by holders of Common Stock voting together as a single class with other shares entitled to vote thereon. With respect to any such vote, each share of Series G-1 Preferred Stock shall entitle the holder thereof to cast a number of votes equal to the number of votes entitled to be cast by such holder had such holder converted such share of Series G-1 Preferred Stock into Common Stock prior to such vote (or, if earlier, the record date with respect to such vote).

          (c) Without the prior consent of the holders of at least two-thirds of the shares of the Series G Preferred Stock then outstanding, voting as a separate class, the Corporation shall not:

              (i) increase the authorized number of shares of Series G Preferred Stock; or

              (ii) issue, or authorize the issuance for sale of, any Equity Securities (other than the sale of shares of Series G Preferred Stock pursuant to the Purchase Agreement) that are senior to or pari passu with the Series G Preferred Stock upon liquidation or redemption or as to dividends; except that without such consent the Corporation may (A) issue additional shares of Series F Preferred Stock to pay dividends on the Series F Preferred Stock and (B) issue additional shares of Series E Preferred Stock to pay dividends on the Series E Preferred Stock and upon conversion of shares of Series F Preferred Stock to Series E Preferred Stock.

          (d) Without the prior consent of the holders of at least two-thirds of the shares of the Series G-1 Preferred Stock then outstanding, voting as a separate class, the Corporation shall not, and the Corporation shall cause its Subsidiaries not to, establish any material new business or materially change its primary business.

          (e) Without the prior consent of the Requisite Holders, voting as a separate class, the Corporation shall not:

              (i) effect a Sale of the Corporation unless the aggregate Fair Market Value of the consideration received in respect of each share of Series G Preferred Stock is at least (A) 125% of the Deemed Issuance Price or (B) if greater, the sum of the Liquidation Preference plus all accumulated but unpaid dividends thereon; or

              (ii) amend, modify or repeal the powers, preferences or rights of or the restrictions provided for the benefit of holders of the Series G Preferred Stock, or amend the Corporation's Certificate of Incorporation or By-laws, if such action would affect the Series G Preferred Stock adversely.

          (f) Notwithstanding the foregoing, without the consent of each holder of Series G Preferred Stock affected thereby, the Corporation shall not reduce the Liquidation Preference of the Series G Preferred Stock or the rate at which dividends accumulate thereon, or modify the dividend cumulation provisions of the Series G Preferred Stock or the times and prices at which the Series G Preferred Stock may be redeemed in a manner that would be adverse to the holders of Series G Preferred Stock.

          7. OPTIONAL REDEMPTION.

          (a) At any time (i) on or prior to the 30th day after the occurrence of a Change of Control or Sale of the Corporation in which all shares of Series G Preferred Stock are not being exchanged for cash or freely marketable securities of another corporation (or, if earlier, the 30th day after receiving notice that a Change of Control or Sale of the Corporation is proposed, together with a description in reasonable detail of the material terms and conditions of such Change of Control or Sale of the Corporation), or (ii) on or after August 15, 2009 (unless a Qualified Public Offering has occurred prior to such time), the Corporation shall, at the request (by written notice given to the Corporation) of the holders of at least two-thirds of the Series G Preferred Stock redeem all outstanding shares of Series G Preferred Stock at a price per share equal to the Redemption Price (as defined below) thereof; PROVIDED that, in the case of such a request after notice of a proposed Change of Control or

Sale of the Corporation described in clause (i) above, the requirement to make such redemption shall not arise unless such Change of Control or Sale of the Corporation actually occurs. Such redemption shall take place on a date fixed by the Corporation. Prior to commencing any redemption of the Series G Preferred Stock pursuant to clause (i) above, the Corporation shall first consummate any change of control offer required to be made to any holder of Series E Preferred Stock, Series F Preferred Stock and any Indebtedness (as defined in the certificate of designation of the Series E Preferred Stock) of the Corporation.

          (b) For each share of Series G Preferred Stock redeemed pursuant to this Section 7, the Corporation shall be obligated on the date fixed for such redemption (the "Redemption Date"), to pay to the holder thereof (upon surrender by such holder at the Corporation's principal office of the certificate representing such share duly endorsed in blank or accompanied by an appropriate form of assignment) an amount (the "Redemption Price") equal to the greater of
(i) the Liquidation Preference of such share of Series G Preferred Stock plus all accumulated but unpaid dividends thereon (whether or not declared) and (ii) the Fair Market Value of the shares of Common Stock issuable upon conversion of such share of Series G Preferred Stock.

          (c) If the Corporation holds and sets aside money sufficient to pay the Redemption Price of the Series G Preferred Stock on the Redemption Date, then on and after the Redemption Date: (i) the shares of Series G Preferred Stock shall no longer be convertible into shares of Common Stock; (ii) the shares of Series G Preferred Stock will cease to be outstanding and dividends on the Series G Preferred Stock will cease to be declared and paid, whether or not certificates representing the Series G Preferred Stock have been delivered to the Corporation; and (iii) all other rights of the holder in respect thereof shall terminate (other than the right to receive the Redemption Price upon delivery of such Series G Preferred Stock).

          8. EVENTS OF NONCOMPLIANCE.

          (a) DEFINITION. An Event of Noncompliance shall have occurred if (i) the Corporation has become required to, but has not, redeemed all of the Series G Preferred Stock pursuant to Section 7, (ii) the Corporation has become required to, but has not, paid all accrued dividends on shares of Series G Preferred Stock, (iii) the Corporation has taken any action which it is prohibited from taking under the terms of Section 6(c), (iv) the Corporation has failed to pay when due any amounts owing in respect of indebtedness for borrowed money, and such failure has continued for a period of 90 days without cure; or
(v) the Corporation knowingly and materially breaches any representation or warranty contained in Section 3.17 of the Purchase Agreement.

          (b) CONSEQUENCES OF NONCOMPLIANCE.

              (i) If any Event of  Noncompliance of the type described in clause
     (i), (ii), (iii) or (iv) of Section 8(a) has occurred and is continuing, the per annum rate of accrual of dividends pursuant to Section 3(a) on the Series G Preferred Stock shall increase immediately by an increment of 100 basis points. Thereafter, until such time as no Event of Noncompliance exists, the per annum rate of accrual of dividends pursuant to Section 3(a) shall increase automatically at the end of each succeeding 90-day period by an additional increment of 100 basis points (but in no event shall the per annum rate of accrual of dividends pursuant to Section 3(a) exceed 15%). Upon the cure of any such Event of Noncompliance, the per annum rate of accrual of dividends pursuant to Section 3(a) shall immediately be reduced to the rate set forth in Section 3(a), subject to further increase under this clause (i) upon the occurrence of any subsequent Event of Noncompliance of the type described in clause (i), (ii), (iii) or (iv) of
     Section 8(a).

              (ii) If any Event of Noncompliance of the type described in clause
     (v) of Section 8(a) has occurred and is continuing, the per annum rate of accrual of dividends pursuant to Section 3(a) on the Series G Preferred Stock shall increase immediately by an increment of 100 basis points. Upon the cure of any such Event of Noncompliance, the per annum rate of accrual of dividends pursuant to Section 3(a) shall immediately be reduced to the rate set forth in Section 3(a), subject to further increase under this clause (ii) upon the occurrence of any subsequent Event of Noncompliance of the type described in clause (v) of Section 8(a).

              (iii) If an Event of Noncompliance of the type described in clause
     (iv) of Section 8(a) has occurred and is continuing, the number of persons on the Corporation's Board of Directors shall be increased by two directors who shall be designated by holders of a majority of the outstanding shares of Series G-1 Preferred Stock. Immediately upon the cure of such Event of Noncompliance, the number of directors constituting the Corporation's Board of Directors shall be reduced by two directors and the two persons designated by the holders of a majority of the outstanding shares of Series G-1 Preferred Stock shall automatically be removed from the Board of Directors.

          9. OPTIONAL CONVERSION OF SHARES OF SERIES G-2 PREFERRED STOCK INTO SHARES OF SERIES G-1 PREFERRED STOCK. The holders of shares of Series G-2 Preferred Stock may convert all or any portion of their shares of Series G-2 Preferred Stock into shares of Series G-1 Preferred Stock at any time or from time by surrendering certificates representing such shares to the Corporation and the Corporation shall promptly issue certificates representing a like number of shares of Series G-1 Preferred Stock in exchange therefor, provided that no such holder may convert shares of Series G-2 Preferred Stock into shares of Series G-1 Preferred Stock to the extent such conversion would be prohibited by any law, judgment, decree, agreement or organizational document binding upon such shares of Series G-2 Preferred Stock or the holder thereof.

          10. REISSUANCE OF SERIES G PREFERRED STOCK. Shares of Series G Preferred Stock that have been issued and reacquired in any manner, including shares purchased or redeemed or exchanged or converted, shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of authorized and unissued shares of preferred stock undesignated as to series and may be redesignated and reissued as part of any series of preferred stock (other than Series G Preferred Stock).

          11 BUSINESS DAY. If any payment or conversion shall be required by the terms hereof to be made on a day that is not a Business Day, such payment or conversion shall be made on the immediately succeeding Business Day.

          12 DEFINITIONS. As used in this Certificate of Designation, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

          "Board of Directors" shall mean the Board of Directors of the Corporation.

          "Business Day" means any day except a Saturday, a Sunday, or other day on which commercial banks in the State of New York or New Jersey are authorized or required by law or executive order to close.

          "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting or non-voting) of, such Person's capital stock (but excluding any debt security that is exchangeable for or convertible into such capital stock).

          "Change of Control" means such time as (i) a "person or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities and Exchange Act of 1934, as amended) becomes the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Securities and Exchange Act of 1934, as amended) of more than 50% of the total voting power of the voting stock of the Corporation on a fully diluted basis.

          "Common Stock" shall have the meaning ascribed to it in Section 2 hereof.

          "Convertible Securities" shall mean any evidences of indebtedness, shares or securities convertible into or exchangeable for Common Stock.

          "Corporation" shall mean KMC Telecom Holdings, Inc., a Delaware corporation.

          "Deemed Issuance Price" shall be the lowest price per share at which shares of Series G Preferred Stock are issued pursuant to the Purchase Agreement.

          "Dividend Payment Date" means March 31, June 30, September 30 and December 31 of each year.

          "Dividend Period" means the Initial Dividend Period and, thereafter, each Quarterly Dividend Period.

          "Event of  Noncompliance"  shall have the meaning set forth in Section
8.

          "Equity Securities" means (i) any capital stock or other ownership or equity interest, participation or securities (whether voting or non-voting, whether preferred, common or otherwise, and including any stock appreciation, contingent interest or similar right) and (ii) any option, warrant, security or other right directly or indirectly convertible into or exercisable or exchangeable for, or otherwise to acquire directly or indirectly, any stock, interest, participation or security described in clause (i) above.

          "Fair Market Value" of any property as of a particular date (the "Determination Date") shall mean: (i) if the property is a security, the average of the last 30 "daily sales prices" of such security on the principal national securities exchange on which such security is listed or admitted for trading on the last 30 Business Days prior to the Determination Date, or if not listed or traded on any such exchange, then the Fair Market Value shall be the average of the last 30 "daily sales prices" of such security on the Nasdaq National Market on the last 30 Business Days prior to the Determination Date (the "daily sales price" shall be the closing price for bona fide transactions of such security at the end of each day); or (ii) if such security is not so listed or admitted to unlisted trading privileges or if no such sale is made on at least 25 of such days, then the Fair Market Value shall be the price (determined on a per share basis, if applicable) that would be paid for the entire common equity of the Corporation in an orderly sale transaction between a willing buyer and a willing seller, without taking into account the lack of liquidity of the Corporation's securities, using customary valuation techniques and assuming full disclosure of all relevant information, as reasonably determined by an investment banking firm of recognized national standing selected in good faith by the Board of Directors or a duly appointed committee of the Board of Directors (which determination shall be reasonably described in the written notice delivered to the holders of the Series G Preferred Stock) or (iii) if the property in question is not a security, then the Fair Market Value of the property in question shall be the fair value thereof determined jointly by the Corporation and the Requisite Holders. If such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an independent appraiser experienced in valuing the type of property in question selected by the Corporation and approved by the Requisite Holders (which approval shall not be unreasonably withheld or delayed). The Company shall pay the fees and expenses of any investment banking firm and/or appraiser retained to determine Fair Market Value hereunder. The determination of such appraiser and/or investment banking firm shall be final and binding on all Persons.

          "Fully Diluted" shall mean at any date as of which the number of shares of Common Stock is to be determined, all shares of Common Stock outstanding at such date and the maximum number of shares of Common Stock issuable in respect of Convertible Securities and warrants, options and other rights to purchase (directly or indirectly) shares of Common Stock or Convertible Securities (giving effect to the then current respective conversion prices) outstanding on such date (to the extent the rights to convert, exchange or exercise thereunder are presently exercisable).

          "Initial Dividend Period" means the dividend period commencing on, and including, the Series G Preferred Stock Issue Date and ending on, and excluding, the first Dividend Payment Date to occur thereafter.

          "Issue Date" for any share of Series G Preferred Stock means the first date on which such share of Series G Preferred Stock is issued by the Corporation regardless of the number of times transfer of such share is made on the records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such share.

          "Junior Preferred Stock" means, collectively, the Series A Preferred Stock, the Corporation's Series B Cumulative Convertible Preferred Stock, par value $.01 per share, the Series C Preferred Stock, and the Series D Preferred Stock.

          "Junior Securities" shall have the meaning ascribed to it in Section 2 hereof.

          "Liquidation  Preference"  shall have the  meaning  ascribed  to it in
Section 1 hereof.

          "Option" shall mean rights, options, or warrants to subscribe for purchase or otherwise acquire Convertible Securities or Common Stock.

          "Parity Preferred Stock" means the Series F Preferred Stock.

          "Parity Securities" shall have the meaning ascribed to it in Section 2 hereof.

          "Person" means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental body or other entity of any kind.

          "Purchase Agreement" means the Securities Purchase Agreement dated as of June 30, 2000 among the Corporation, Nassau Capital Partners L.P., Dresdner Kleinwort Benson Private Equity Partners L.P., Lucent Technologies, Inc. and the other purchasers named therein.

          "Qualified Public Offering" shall mean the sale in a firm commitment underwritten public offering of Common Stock pursuant to an effective registration statement filed by the Corporation under the Securities Act of 1933, as amended, in any single transaction or series of related transactions, in which (i) the Corporation receives aggregate gross proceeds (before deduction of underwriting discounts and expenses of sale) of at least $80,000,000 and (ii) the price per share at which Common Stock is offered to the public in such offering is not less than the Liquidation Preference (as adjusted for any stock split, stock dividend, share combination, share exchange, recapitalization, merger, conversion, consolidation, reorganization or other similar transaction).

          "Quarterly Dividend Period" shall mean the quarterly periods commencing on, and including, each Dividend Payment Date and ending on, and excluding, each next Dividend Payment Date occurring immediately thereafter, respectively.

          "Realization Event" shall mean a Sale of the Corporation or a Qualified Public Offering.

          "Requisite Holders" means (i) the holders of at least a majority of the outstanding shares of Series G Preferred Stock if the Corporation has received aggregate gross cash proceeds of at least $250,000,000 from the issuance of Series G Preferred Stock pursuant to the Purchase Agreement or (ii) the holders of at least two-thirds of the outstanding shares of Series G Preferred Stock if the Corporation has not received aggregate gross cash proceeds of at least $250,000,000 from the issuance of Series G Preferred Stock pursuant to the Purchase Agreement.

          "Sale of the Corporation" means the sale of all or substantially all of the Common Stock or assets of the Corporation to an independent third party or the consolidation or merger of the Corporation with one or more other corporations, in any single transaction or series of related transactions.

          "Senior Preferred Stock" means the Series E Preferred Stock.

          "Senior Securities" shall have the meaning ascribed to it in Section 2 hereof.

          "Series A Preferred Stock" means the Corporation's Series A Cumulative Convertible Preferred Stock, par value, $.0l per share.

          "Series C Preferred Stock" means the Corporation's Series C Cumulative Convertible Preferred Stock, par value $.01 per share.

          "Series D Preferred Stock" means the Corporation's Series D Cumulative Convertible Preferred Stock, par value, $.01 per share.

          "Series E Preferred Stock" means the Corporation's Series E Senior Redeemable, Exchangeable, PIK Preferred Stock.

          "Series F Preferred Stock" means the Corporation's Series F Senior Redeemable, Exchangeable, PIK Preferred Stock.

          "Series G Preferred  Stock"  shall have the meaning  ascribed to it in
Section 1 hereof.

          "Series G-1 Preferred  Stock" shall have the meaning ascribed to it in
Section 1 hereof.

          "Series G-2 Preferred  Stock" shall have the meaning ascribed to it in
Section 1 hereof.

          "Shareholders Agreement" means the Amended and Restated Stockholders Agreement among KMC Telecom Holdings, Inc., Nassau Capital Partners L.P., NAS Partners I L.L.C., Harold N. Kamine, KMC Telecommunications L.P., AT&T Credit Corporation, General Electric Capital Corporation, Corestates Bank, N.A. and Corestates Holdings, Inc., dated as of October 31, 1997, as amended by Amendment No. 1, dated as of January 7, 1998, to the Amended and Restated Stockholders Agreement dated as of October 31, 1997, Amendment No. 2, dated as of January 26, 1998, to the Amended and Restated Stockholders Agreement, dated as of October 31, 1997, Amendment No. 3, dated as of February 25, 1998, to the Amended and Restated Stockholders Agreement, dated as of October 31, 1997, Amendment No. 4, dated as of February 4, 1999, to the Amended and Restated Stockholders Agreement dated as of October 31, 1997, Amendment No. 5, dated as of April 30, 1999, to the Amended and Restated Stockholders Agreement dated as of October 31, 1997, Amendment No. 6 dated as of June 1, 1999 to be Amended and Restated Stockholders Agreement dated October 31, 1997, Amendment No. 7 dated as of January 1, 2000 to the Amended and Restated Stockholders Agreement dated October 3, 1997, and Amendment No. 8 dated April 1, 2000 to the Amended and Restated Stockholders Agreement dated October 31, 1997, and Amendment No. 9 dated as of June 30, 2000 to the Amended and Restated Stockholders Agreement dated October 31, 1997.

                                    * * * * *

          IN WITNESS WHEREOF, KMC TELECOM HOLDINGS, INC. has caused this certificate to be duly executed by its Executive Vice President and Chief Financial Officer this 7th day of July, 2000.



                                    KMC TELECOM HOLDINGS. INC.



                                    By: /s/  William Stewart
                                        ----------------------------------------
                                        Name:  William Stewart

                                        Title:  Executive Vice President and CFO